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Exhibit 1.1

Verigy Ltd.

Ordinary Shares

Underwriting Agreement

[                        ], 2006

Goldman, Sachs & Co.,
Credit Suisse Securities (USA) LLC,
Cowen and Company, LLC,
Thomas Weisel Partners LLC,
    As representatives of the several Underwriters
        named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

        Verigy Ltd., a company organized under the laws of Singapore (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 8,500,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,275,000 additional shares (the "Optional Shares"), of its Ordinary Shares ("Ordinary Shares") (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").

        1.     The Company represents and warrants to, and agrees with, each of the Underwriters that:

        (a)   A registration statement on Form S-1 (File No. 333-132291) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the "Pricing Prospectus"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus");

        (b)   No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

        (c)   For the purposes of this Agreement, the "Applicable Time" is [2:00] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

        (d)   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

        (e)   Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Pricing Prospectus;

        (f)    The Company and its subsidiaries own no real property and have good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

        (g)   The Company has been duly incorporated and is validly existing under the laws of Singapore, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

        (h)   The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued Ordinary Shares of the Company have been duly and validly allotted and issued and are fully paid and non-assessable and conform to the description of the Ordinary Shares contained in the Pricing Prospectus and Prospectus; and all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and (except for directors' qualifying shares) is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

        (i)    The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly allotted and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Ordinary Shares contained in the Prospectus;

        (j)    The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of (A) the Amended and Restated Memorandum and Articles of Association of the Company or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (i) and (ii)(B), as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under U.S. state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

        (k)   Neither the Company nor any of its subsidiaries is (i) in violation of the Company's Amended and Restated Memorandum and Articles of Association or, in the case of each subsidiary, its formation or charter documents, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, as would not have a Material Adverse Effect;

        (l)    The statements set forth in the Pricing Prospectus and Prospectus under the caption "Description of Share Capital", insofar as they purport to constitute a summary of the terms of the

Ordinary Shares, and under the captions "Tax Considerations", "Arrangements Between Verigy and Agilent", "Comparison of Shareholder Rights" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate and fair summaries of such laws and documents;

        (m)  Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (n)   The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

        (o)   The Company is not, and at the time of filing the Initial Registration Statement the Company was not, an "ineligible issuer," as defined under Rule 405 under the Act;

        (p)   PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

        (q)   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection (q) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

        (r)   Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

        (s)   The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

        (t)    Except as disclosed in the Pricing Prospectus and the Prospectus, each of the Company and its subsidiaries (i) owns, possesses or can acquire on reasonable terms the right to use all patents, patent applications, trademarks, trade names, copyrights, know-how and other intellectual property ("Intellectual Property") necessary for the conduct of its business as being conducted and as described in the Pricing Prospectus and the Prospectus and (ii) has not received any written notice of any claim of conflict with any such right of others that would, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect. The Company has made reasonable efforts to maintain in confidence all material technical information developed by and belonging to the Company or any subsidiary. To the best of the Company's knowledge, the Company and its subsidiaries have maintained their material trade secrets in confidence, including entering into contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential, and, to the best of the Company's knowledge, there have been no material breaches of any such contracts. The Company or any subsidiary is not using and, to the best of the Company's knowledge, it will not be necessary for the Company or any subsidiary to use any Intellectual Property invented, conceived, reduced to practice or otherwise developed by its consultants, collaborators or employees, except for such Intellectual Property that is owned by the Company and its subsidiaries or that the Company or one of its subsidiaries is entitled to have assigned to it or is entitled to use as necessary in the conduct of its business as currently conducted. To the knowledge of the Company and except as set forth in the Pricing Prospectus and the Prospectus, there is no infringement by any third party of any Intellectual Property owned by the Company; there is no pending or threatened action, suit, proceeding or claim by another party challenging the Company's or any subsidiary's rights in or to any Intellectual Property owned by the Company or any subsidiary, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or threatened action, suit, proceeding or claim by another party that the Company or any subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another party, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, in each case that would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Pricing Prospectus and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, to the Company's knowledge the discoveries, inventions, products, processes and activities of the Company do not infringe any valid and enforceable claim of the Intellectual Property of any person or entity. The Company has taken all actions which are reasonably necessary in order to acquire the Intellectual Property of the Company and will take reasonable actions to protect the Intellectual Property of the Company;

        (u)   Except as described in the Prospectus, to the Company's knowledge, (i) the issued patents included in the Intellectual Property that is owned by the Company and its subsidiaries, claim patentable subject matter; (ii) there are no inventorship challenges nor has any interference been declared or provoked with respect to the patents and patent applications included in the Intellectual Property that is owned by the Company and the subsidiaries (collectively, the "Company Patents"); or (iii) there are no facts that would render any patent included in the Company Patents invalid or unenforceable. To the Company's knowledge, the Company has complied in all material respects with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office (the "PTO") and applicable non-U.S. patent authorities, including the duty to disclose to the PTO all information believed to be material to the patentability of the Company's patents and pending patent applications and the Company has diligently prosecuted, and is diligently prosecuting, claims in the material patent applications included in the Company Patents as is consistent with the exercise of reasonable business judgment;

        (v)   Each of the Master Separation and Distribution Agreement, General Assignment and Assumption Agreement, Tax Sharing Agreement, Employee Matters Agreement, Intellectual Property Matters Agreement, Manufacturing Trademark License Agreement and Transition Services Agreement (collectively, the "Intercompany Agreements") has been duly authorized, executed and delivered by the Company, is in full force and effect, and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

        (w)  The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

        (x)   There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act and the rules and regulations of the Commission under the Act and which have not been so described or filed;

        (y)   The Company and its subsidiaries (i) have complied and are in compliance with all applicable foreign, domestic, state or local laws, statutes, codes, ordinances, rules, regulations, treaties, orders, judgments, writs, stipulations, awards, injunctions, decrees or arbitration awards or findings relating to the pollution, protection, investigation or restoration of the environment, health and safety as affected by the environment, any toxic or hazardous substance, chemical, material, pollutant, contaminant or waste ("Hazardous Materials"), or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or to noise, odor, wetlands, pollution or contamination (each, an "Environmental Law"), (ii) hold all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law necessary to conduct their current operations (each, an "Environmental Permit"), and (iii) have complied and are in compliance with their respective Environmental Permits, except, for each clause of this paragraph, as would not have a Material Adverse Effect; and

        (z)   Except as set forth in the Pricing Prospectus and the Prospectus and except as would not result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries is or may be in material violation of, or has any material liability under, any Environmental Law; (ii) neither the Company nor any of its subsidiaries (a) has entered into any consent decree or order, is a party to litigation or other proceeding, or is subject to any judgment, decree or judicial order, relating to Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the best if the Company's knowledge, no such consent decree, order, litigation or other proceedings, judgment, decree or judicial order is pending or threatened or (b) has any contractual obligation to indemnify, hold harmless or insure any other person with respect to any claim actually threatened or asserted against the Company or any Company Subsidiary and relating to any Environmental Law or any Hazardous Materials; (iii) none of the real property owned or leased by the Company or any of its subsidiaries is listed or, to the Company's knowledge, proposed for listing on the "National Priorities List" under CERCLA, as of the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup; and (iv) neither the Company nor any its subsidiaries has ever treated, stored, transported, disposed of, arranged for or permitted the disposal of, handled, released, or exposed any person to, any Hazardous Materials, or owned or operated any property or facility (and no such property or facility is contaminated by any Hazardous Materials) in a manner that has given or could reasonably be expected to give rise to any liabilities pursuant to any Environmental Law for fines, penalties, injuries or damages to persons or the environment, or costs of environmental investigation, cleanup or monitoring.

        2.     Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[            ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Company hereby grants to the Underwriters the right to purchase at their election up to 1,275,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3.     Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4.     (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [            ], 2006 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        (b)   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., California time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

        5.     The Company agrees with each of the Underwriters:

        (a)   To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

        (b)   Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (c)   Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

        (d)   To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

        (e)   During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial "Lock-Up Period"), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, without the prior written consent of Goldman, Sachs & Co., on behalf of the Underwriters, subject to the following exceptions:

            (i)  the issuance by the Company of Ordinary Shares in connection with the transactions described in the Prospectus; and

           (ii)  the grant by the Company of share options, share appreciation rights, restricted shares or restricted share units with respect to its Ordinary Shares pursuant to the terms of an employee share option or share purchase plan described in the Prospectus or as otherwise described in the Prospectus, and the subsequent issuance of Ordinary Shares as a result of such grants.

        In addition, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension; the Company will provide Goldman, Sachs & Co. and each shareholder and individual subject to the Lock-Up Period pursuant to the agreements described in Section 8(m) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

        (f)    To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

        (g)   During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the filing of information via EDGAR shall be considered "delivery" for purposes of this subsection (g);

        (h)   To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption "Use of Proceeds";

        (i)    To use its best efforts to list for quotation the Shares on the Nasdaq Stock Market Inc.'s National Market ("NASDAQ");

        (j)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

        (k)   If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

        (l)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

        6.     (a) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II hereto;

        (b)   The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

        (c)   The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

        7.     The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

        8.     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b)   Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you their written opinion or opinions (a form of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c)   Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you a written opinion and letter (drafts of such opinion and letter are attached as Annex II(b) hereto), dated such Time of Delivery in form and substance satisfactory to you, to the effect that:

            (i)    This Agreement has been duly executed and delivered by the Company under New York State law;

            (ii)   The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the performance by the Company of this Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed schedule, nor will such action violate any U.S. federal or New York State statute or the Delaware General Corporation Law (the "DGCL") or any rule or regulation that has been issued pursuant to any U.S. federal or New York State statute or the DGCL or any order known to such counsel issued pursuant to any U.S. federal or New York State statute or the DGCL by any court or governmental agency or body located in the U.S. having jurisdiction over the Company or any of its subsidiaries or any of their properties;

            (iii)  No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, New York State or Delaware State governmental agency or body or, to such counsel's knowledge, any U.S. federal, New York or Delaware court is required for the issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement, except for the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under U.S. state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

            (iv)  The statements made in the Pricing Prospectus and the Prospectus under the captions "Arrangements between Verigy and Agilent" (other than the description of the Tax Sharing Agreement), "Comparison of Shareholder Rights" (other than the description of Singapore law) and "Underwriting", insofar as they purport to constitute summaries of the terms of U.S. federal or state statutes, rules and regulations or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations or contracts and other documents in all material respects;

            (v)   The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an "investment company" within the meaning of and subject to regulation under the Investment Company Act;

            (vi)  Assuming such submission to jurisdiction is valid under the laws of Singapore, under the laws of the State of New York relating to submission to personal jurisdiction, the Company (i) has, pursuant to Section 19 of this Agreement, submitted to the personal jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan in any action arising out of or relating to this Agreement, (ii) has, to the extent permitted by applicable law, waived any objection to the venue of a proceeding in any such court, and (iii) has appointed Verigy US, Inc. as its authorized agent for the purpose described in Section 19 of this Agreement, and service of process effected on such agent in the manner set forth in Section 19 of this Agreement will be effective to confer valid personal jurisdiction over the Company under the laws of the State of New York in connection with any such action or proceeding;

            (vii) Each of the Registration Statement, as of the date it first became effective under the Act, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel need express no view with respect to the financial statements and other financial data contained in or omitted from the Registration Statement or the Prospectus; and nothing has come to such counsel's attention that causes such counsel to believe that (a) the Registration Statement (including the Prospectus deemed to be a part thereof), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (b) the Pricing Prospectus when considered together with the number of Shares and price to public set forth on the cover page of the Prospectus as of [            ] p.m., New York time, on the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of its date or as of the first Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial data contained in or omitted from the Registration Statement, the Pricing Prospectus or the Prospectus; and

            (viii) The Intercompany Agreements have been duly executed and delivered by the Company, and each constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, under New York State law.

          (d)   Baker & McKenzie. Wong & Leow, special Singapore counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery in form and substance satisfactory to you, to the effect that:

            (i)    The Company is a company duly incorporated and validly existing under the laws of Singapore and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

            (ii)   (a) All the issued Ordinary Shares of the Company (the "Issued Shares") have been duly and validly allotted and issued in accordance with the provisions of the Singapore Companies Act (Chapter 50) and the Amended and Restated Memorandum and Articles of Association of the Company, are fully paid and non-assessable, and conform to the descriptions of the Ordinary Shares in the Prospectus; (b) the issuance of the Shares has been duly and validly authorized; (c) the Shares will be duly and validly allotted in accordance with the provisions of the Singapore Companies Act (Chapter 50) and the Amended and Restated Memorandum and Articles of Association of the Company; and (d) the Shares when issued will be fully paid and non-assessable and conform to the description of the Ordinary Shares in the Prospectus.

            (iii)  To the best of such counsel's knowledge (based solely on the searches referred to in such counsel's opinion), there are no legal or governmental proceedings pending in Singapore to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries;

            (iv)  This Agreement has been duly authorized, executed and delivered by the Company;

            (v)   The issue and sale of the Shares being delivered at such Time of Delivery and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not result in any violation of the provisions of the Amended and Restated Memorandum and Articles of Association of the Company, of any Singapore statute, or of any order, rule or regulation known to such counsel and which is normally applicable to transactions of the type contemplated by the Intercompany Agreements, or of any Singapore court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries;

            (vi)  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body in Singapore is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained or waived or that, if not obtained or waived, would not have a material adverse effect on the ability of the Company and the Underwriters to consummate the transactions contemplated by this Agreement;

            (vii) Based on such counsel's review of the resolutions of the board of directors of the Company and the Amended and Restated Memorandum and Articles of Association of the Company, the Company is not in violation of the Amended and Restated Memorandum and Articles of Association of the Company in connection with the issuance of the Shares;

            (viii) The statements set forth in the Prospectus under the captions "Description of Share Capital" (other than the paragraphs entitled "Listing of Our Ordinary Shares" and "Transfer Agent and Registrar"), insofar only as they purport to constitute a summary of the terms of the Ordinary Shares, and "Comparison of Shareholder Rights" (other than the description of Delaware law), insofar only as they purport to describe the provisions of the laws referred to therein, are true and fair;

            (ix)  The Intercompany Agreements have been duly authorized, executed and delivered by the Company, and each constitutes a valid and legally binding agreement of the Company, under the laws of Singapore, to the extent that such laws apply thereto.

          (e)   Baker & McKenzie LLP, special counsel for Verigy US, Inc., a corporation organized under the laws of the State of Delaware and an indirect wholly-owned subsidiary of the Company (the "U.S. Operating Subsidiary"), and Verigy Germany GmbH, a company organized under the laws of Germany and an indirect wholly-owned subsidiary of the Company (the "German Subsidiary"), (B) Baker & McKenzie. Wong & Leow, special counsel for Verigy (Singapore) Pte. Ltd., a company organized under the laws of Singapore, and a wholly-owned subsidiary of the Company (the "Singapore IPco"), and (C) Baker & McKenzie GJBJ, Tokyo Aoyama Aoki Law Office, special counsel for Verigy K.K., a company organized under the laws of Japan and a wholly-owned subsidiary of the Company (the "Japanese Subsidiary" and, together with the U.S. Operating Subsidiary, the German Subsidiary and the Singapore IPco, a "Foreign Subsidiary"), shall have furnished to you their written opinion (a draft of each such opinion is attached as Annex II(d) hereto), dated such Time of Delivery in form and substance satisfactory to you, to the effect that (with such changes as may be required under applicable law or in accordance with local opinion practice):

            (i)    Such Foreign Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued share capital of such Foreign Subsidiary has been duly and validly authorized and issued, are fully paid and non-assessable, and is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

            (ii)   Such Foreign Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates); provided that in the case of the opinion with respect to the U.S. Operating Subsidiary such counsel need provide the opinion set forth in this paragraph (ii) only with respect to the State of California and the State of Colorado;

            (iii)  To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which such Foreign Subsidiary is a party or of which any property of such Foreign Subsidiary is the subject which, if determined adversely to such Foreign Subsidiary would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of such Foreign Subsidiary or the Company; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

            (iv)  Such Foreign Subsidiary is not in violation of any its formation and charter documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

          (f)    D. Craig Nordlund, Esq., Senior Vice President, General Counsel and Secretary of Agilent Technologies, Inc. ("Agilent"), shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(e) hereto), dated such Time of Delivery in form and substance satisfactory to you, to the effect that:

            (i)    The compliance by Agilent with the provisions of the Intercompany Agreements will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument known to such counsel to which Agilent or any of its subsidiaries is a party or by which Agilent or any of its subsidiaries is bound or to which any of the property or assets of Agilent or any of its subsidiaries is subject, except for such breaches, violations and defaults that, taken together, would not be material to Agilent and its subsidiaries, taken as a whole; nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of Agilent or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Agilent or any of its subsidiaries or any of their properties, except for such violations that, taken together, would not be material to Agilent and its subsidiaries, taken as a whole;

            (ii)   Each of the Intercompany Agreements has been duly authorized, executed and delivered by Agilent and constitutes a valid and legally binding agreement of Agilent, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles; and

            (iii)  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution and delivery by Agilent of, and compliance with and performance by Agilent under, the provisions of the Intercompany Agreements, except such as have been obtained or waived or that, if not obtained or waived, would not have a material adverse effect on the separation of the Company's businesses from those of Agilent as described in the Prospectus or on the ability of the Company and the Underwriters to consummate the offering contemplated hereby.

          (g)   Baker & McKenzie LLP, special tax counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(f) hereto), dated such Time of Delivery in form and substance satisfactory to you, to the effect that the statements made in the Prospectus under the captions "Arrangements between Verigy and Agilent—Tax Sharing Agreement" and "Tax Considerations", insofar as they purport to constitute summaries of matters of U.S. federal or Singapore tax laws and regulations or legal conclusions with respect thereto or contracts and other documents, constitute accurate summaries of the matters described therein in all material respects.

          (h)   On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I hereto);

          (i)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (j)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any of the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (k)   On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or California State authorities, or any similar authorities in Singapore, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Singapore; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States or Singapore of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Singapore or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (l)    The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

          (m)  The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from Agilent, substantially in the form of Exhibit A hereto, and executed copies of an agreement from each of the individuals listed on Exhibit B hereto, substantially in the form of Exhibit C hereto;

          (n)   The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

          (o)   The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (i) of this Section 8 and as to such other matters as you may reasonably request.

        9.     (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

        (b)   Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d)   If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e)   The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

        10.   (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such

Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        11.   The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

        12.   If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

        13.   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; if to Agilent shall be delivered or sent by mail, telex or facsimile transmission to 395 Page Mill Road, Palo Alto, California 94306, Attention: Secretary; and if to any of the individuals set forth on Exhibit B hereto shall be delivered by mail, telex or facsimile transmission to Verigy US, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        14.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        15.   Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        16.   The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

        17.   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

        18.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        19.   (a) Each of the Company and each of the Underwriters irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Prospectus, the Prospectus, the Registration Statement or the offering of the Shares. Each of the Company and each of the Underwriters irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claims that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any of the Underwriters has or hereafter may acquire any immunity (on the ground of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company or such Underwriter, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

        (b)   The Company hereby irrevocably appoints its subsidiary Verigy US, Inc., with offices at 395 Page Mill Road, Palo Alto, California 94306, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company's agent for service of process, and the Company agrees to take any and all actions, including filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

        20.   The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        21.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        22.   Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

        If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
Verigy Ltd.
		By:	Name: Title:
Accepted as of the date hereof:
Goldman, Sachs & Co. Credit Suisse Securities (USA) LLC Cowen and Company, LLC Thomas Weisel Partners LLC
By:	(Goldman, Sachs & Co.)
On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Cowen and Company, LLC
Thomas Weisel Partners LLC
Total	8,500,000	1,275,000

SCHEDULE II

Issuer Free Writing Prospectuses

QuickLinks

  Exhibit 1.1
Verigy Ltd. Ordinary Shares Underwriting Agreement
SCHEDULE I
SCHEDULE II Issuer Free Writing Prospectuses